Exhibit 99.1

NASDAQ PANEL GRANTS FUQI INTERNATIONAL’S REQUEST
FOR CONTINUED LISTING

SHENZHEN, China, December 10, 2010 -- FUQI International, Inc. (NASDAQ:  FUQI) today announced that a NASDAQ Listing Qualifications Panel (the “Panel”) has granted the Company’s request for an extension of time, as permitted under NASDAQ’s Listing Rules, to comply with the timely filing requirement for continued listing set forth in NASDAQ Listing Rule 5250(c)(1).  In accordance with the Panel’s decision, the Company must file its restated 2009 Quarterly Reports on Form 10-Q/A, its Annual Report on Form 10-K for the year ended December 31, 2009, and its Quarterly Reports on Form 10-Q for each of the periods ended March 31, June 30, and September 30, 2010 on or before March 28, 2011.  Under NASDAQ’s rules, this date represents the maximum length of time that a Panel may grant to regain compliance.  While the Company is taking steps to comply with the Panel decision, there can be no assurances that it will be able to do so.

As previously reported, on September 29, 2010, FUQI received a NASDAQ notice of noncompliance due to the delay in its filings with the Securities and Exchange Commission and that the Company’s securities were subject to delisting unless it requested a hearing.  The Company timely requested a hearing and appeared before the Panel on November 11, 2010.  On December 9, 2010, the Panel rendered its determination to continue the Company’s listing.

About FUQI International

Based in Shenzhen, China, FUQI International, Inc. is a leading designer, producer and seller of high quality precious metal jewelry in China. Fuqi develops, promotes, manufactures and sells a broad range of products consisting of unique styles and designs made from gold and other precious metals such as platinum and Karat gold.

Safe Harbor Statement

This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements.  Forward-looking statements can be identified by the use of forward-looking terminology such as "will," "believes," "expects," "anticipates" or similar expressions. Such information is based upon expectations of the Company's management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to uncertainties and contingencies beyond our control and upon assumptions. Such risks and uncertainties include, but are not limited to, the Company's ability to complete and file each of its restated Quarterly Reports on Form 10-Q/A for the periods ended March 31, June 30, September 30, 2009, its Annual Report on Form 10-K for the year ended December 31, 2009, and Form 10-Q quarterly reports for him each quarterly period in 2010; the Company's ability to make such filings within the time allotted by the Panel, which will the completion of the Company's review of accounting errors in the first three quarter of 2009, the completion and audit of the Company's financial statements for the year end 2009; the risk of possible changes in the scope and nature of, and the time required to complete the restatement process and the issuance of audit opinions on the Company's prior year financial statements; the Company's ability to remediate the material weaknesses in its internal controls; risks that additional material weaknesses will be identified which may prolong the restatement process; the Company's inability to efficiently deploy resources to manage the restatement process or complete it on a timely basis; and other factors detailed from time to time in the Company's filings with the United States Securities and Exchange Commission and other regulatory authorities. The Company does not undertake to update the forward-looking statements contained in this press release. For a description of the risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see the Company's most recent Annual Report filed with the Securities and Exchange Commission (SEC) on Form 10-K, and its subsequent SEC filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at http://www.sec.gov.

For more information, please contact:

Ms. Charlene Hua
Director of Investor Relations
Phone: +852-9468-2497 (Hong Kong)
IR Email: IR@FuqiIntl.com

Bill Zima
ICR Inc. (US)
Phone: +1-203-682-8233